                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT



                                                                                   Settlement Date                     12/31/2002
                                                                                   Determination Date                   1/10/2003
                                                                                   Distribution Date                    1/15/2003



I.      All Payments on the Contracts                                                                                1,611,697.85
II.     All Liquidation Proceeds on the Contracts
        with respect to Principal                                                                                       33,784.25
III.    Repurchased Contracts                                                                                                0.00
IV.     Investment Earnings on Collection Account                                                                          659.38
V.      Servicer Monthly Advances                                                                                       33,285.51
VI.     Distribution from the Reserve Account                                                                                0.00
VII.    Deposits from the Pay-Ahead Account
        (including Investment Earnings)                                                                                  2,039.85
VIII.   Transfers to the Pay-Ahead Account                                                                              (2,930.45)
IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to
               the Collection Account                                                                                     (659.38)
          (b)  To Sellers with respect to
               the Pay-Ahead Account                                                                                        (2.77)
X. Deposits in error                                                                                                    (1,332.35)
            Total available amount in Collection Account                                                            $1,676,541.89
                                                                                                                    ==============



DISTRIBUTION AMOUNTS                                            Cost per $1000
---------------------------------------------                   --------------

1.    (a) Class A-1 Note Interest Distribution                                                      0.00
      (b) Class A-1 Note Principal Distribution                                                     0.00
          Aggregate Class A-1 Note Distribution                   0.00000000                                                 0.00

2.    (a) Class A-2 Note Interest Distribution                                                      0.00
      (b) Class A-2 Note Principal Distribution                                                     0.00
          Aggregate Class A-2 Note Distribution                   0.00000000                                                 0.00

3.    (a) Class A-3 Note Interest Distribution                                                      0.00
      (b) Class A-3 Note Principal Distribution                                                     0.00
          Aggregate Class A-3 Note Distribution                   0.00000000                                                 0.00

4.    (a) Class A-4 Note Interest Distribution                                                      0.00
      (b) Class A-4 Note Principal  Distribution                                                    0.00
          Aggregate Class A-4 Note Distribution                   0.00000000                                                 0.00

5.    (a) Class A-5 Note Interest Distribution                                                      0.00
      (b) Class A-5 Note Principal Distribution                                                     0.00
            Aggregate Class A-5 Note Distribution                 0.00000000                                                 0.00

6.    (a) Class A-6 Note Interest Distribution                                                 56,505.17
      (b) Class A-6 Note Principal Distribution                                             1,383,340.72
          Aggregate Class A-6 Note Distribution                  60.75299114                                         1,439,845.89

7.     (a) Class B Note Interest Distribution                                                  59,285.00
       (b) Class B Note Principal Distribution                                                      0.00
            Aggregate Class B Note Distribution                   5.56666667                                            59,285.00

8.     (a) Class C Note Interest Distribution                                                  98,822.83
       (b) Class C Note Principal Distribution                                                      0.00
           Aggregate Class C Note Distribution                    5.70833312                                            98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                      15,997.40
       (b)  Reimbursement of prior Monthly Advances                                            28,576.00
               Total Servicer Payment                                                                                   44,573.40

10.  Deposits to the Reserve Account                                                                                    34,014.77

Total Distribution Amount from Collection Account                                                                   $1,676,541.89
                                                                                                                   ==============

                                  Page 1 of 4
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
Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA)
           from Excess Collections                                                                  17,337.29
      (b)  Amounts to the Sellers (Chase Manhattan Bank)
           from Excess Collections                                                                  16,926.13
      (c)  Distribution from the Reserve Account
           to the Sellers (Chase USA)                                                                    0.00
      (d)  Distribution from the Reserve Account
           to the Sellers (Chase Manhattan Bank)                                                         0.00
                        Total Amounts to Sellers
                        (Chase USA & Chase Manhattan Bank)                                                               34,263.42
                                                                                                                    ==============

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead
           Account to the Sellers (Chase USA)                                                            1.40
      (b)  Distribution from the Payahead Account
           to the Sellers (Chase Manhattan Bank)                                                         1.37
                        Total Amounts to Sellers
                        (Chase USA & Chase Manhattan Bank)                                                                    2.77
                                                                                                                    ==============

                  INTEREST
---------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                                      0.00
        (b) Class A-2 Notes    @             6.028%                                                      0.00
        (c) Class A-3 Notes    @             6.140%                                                      0.00
        (d) Class A-4 Notes    @             6.250%                                                      0.00
        (e) Class A-5 Notes    @             6.420%                                                      0.00
        (f) Class A-6 Notes    @             6.500%                                                 56,505.17
                     Aggregate Interest on Class A Notes                                                                56,505.17
        (g) Class B Notes @                  6.680%                                                                     59,285.00
        (h) Class C Notes @                  6.850%                                                                     98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                              0.00
        (b) Class A-2 Notes                                                                              0.00
        (c) Class A-3 Notes                                                                              0.00
        (d) Class A-4 Notes                                                                              0.00
        (e) Class A-5 Notes                                                                              0.00
        (f) Class A-6 Notes                                                                              0.00
        (g) Class B Notes                                                                                0.00
        (h) Class C Notes                                                                                0.00


3.   Total Distribution of Interest                                       Cost per $1000
                                                                          --------------
        (a) Class A-1 Notes                                                 0.00000000                   0.00
        (b) Class A-2 Notes                                                 0.00000000                   0.00
        (c) Class A-3 Notes                                                 0.00000000                   0.00
        (d) Class A-4 Notes                                                 0.00000000                   0.00
        (e) Class A-5 Notes                                                 0.00000000                   0.00
        (f) Class A-6 Notes                                                 2.38418439              56,505.17
                     Total Aggregate Interest
                     on Class A Notes                                                                                   56,505.17
        (g) Class B Notes                                                   5.56666667                                  59,285.00
        (h) Class C Notes                                                   5.70833312                                  98,822.83



                 PRINCIPAL
---------------------------------------------

                                                                      No. of Contracts
                                                                      ----------------
1.   Amount of Stated Principal Collected                                                          611,098.55
2.   Amount of Principal Prepayment Collected                                   43                 767,428.32
3.   Amount of Liquidated Contract                                              1                    4,813.85
4.   Amount of Repurchased Contract                                             0                        0.00

       Total Formula Principal Distribution Amount                                                                   1,383,340.72

5. Principal Balance before giving effect to
   Principal Distribution Pool Factor
        (a) Class A-1 Notes                                                                0.0000000                         0.00
        (b) Class A-2 Notes                                                                0.0000000                         0.00
        (c) Class A-3 Notes                                                                0.0000000                         0.00
        (d) Class A-4 Notes                                                                0.0000000                         0.00
        (e) Class A-5 Notes                                                                0.0000000                         0.00
        (f) Class A-6 Notes                                                                0.4401571                10,431,724.45
        (g) Class B Notes                                                                  1.0000000                10,650,000.00
        (h) Class C Notes                                                                  1.0000000                17,312,029.25

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                                  Page 2 of 4
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
6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                 0.00
        (b) Class A-2 Notes                                                                                                 0.00
        (c) Class A-3 Notes                                                                                                 0.00
        (d) Class A-4 Notes                                                                                                 0.00
        (e) Class A-5 Notes                                                                                                 0.00
        (f) Class A-6 Notes                                                                                                 0.00
        (g) Class B Notes                                                                                                   0.00
        (h) Class C Notes                                                                                                   0.00


7. Principal Distribution                                     Cost per $1000
                                                              --------------
        (a) Class A-1 Notes                                     0.00000000                                                  0.00
        (b) Class A-2 Notes                                     0.00000000                                                  0.00
        (c) Class A-3 Notes                                     0.00000000                                                  0.00
        (d) Class A-4 Notes                                     0.00000000                                                  0.00
        (e) Class A-5 Notes                                     0.00000000                                                  0.00
        (f) Class A-6 Notes                                    58.36880675                                          1,383,340.72
        (g) Class B Notes                                       0.00000000                                                  0.00
        (h) Class C Notes                                       0.00000000                                                  0.00


8. Principal Balance after giving effect to
   Principal Distribution                                                               Pool Factor
                                                                                        -----------
        (a) Class A-1 Notes                                                              0.0000000                          0.00
        (b) Class A-2 Notes                                                              0.0000000                          0.00
        (c) Class A-3 Notes                                                              0.0000000                          0.00
        (d) Class A-4 Notes                                                              0.0000000                          0.00
        (e) Class A-5 Notes                                                              0.0000000                          0.00
        (f) Class A-6 Notes                                                              0.3817883                  9,048,383.73
        (g) Class B Notes                                                                1.0000000                 10,650,000.00
        (h) Class C Notes                                                                1.0000000                 17,312,029.25



                 POOL DATA
---------------------------------------------
                                                                                         Aggregate
                                                             No. of Contracts        Principal Balance
                                                             ----------------        -----------------
1.   Pool Stated Principal Balance as of 12/31/2002               1,404                37,010,412.98

2.   Delinquency Information                                                                                  % Delinquent

              (a) 31-59 Days                                       16                            209,367.49      0.566%
              (b) 60-89 Days                                        7                            389,345.88      1.052%
              (c) 90-119 Days                                       2                            214,886.62      0.581%
              (d) 120 Days +                                        0                                  0.00      0.000%

3.   Contracts Repossessed during the Due Period                    0                                  0.00

4.   Current Repossession Inventory                                 0                                  0.00

5.   Aggregate Net Losses for the preceding
     Collection Period
       (a)  Aggregate Principal Balance of
            Liquidated Receivables                                   1                              4,813.85
       (b)  Net Liquidation Proceeds on
            any Liquidated Receivables                                                             33,784.25
                                                                                            ----------------
       Total Aggregate Net Losses for
       the preceding Collection Period                                                                                -28,970.40

6.   Aggregate Losses on all Liquidated
     Receivables (Year-To-Date)                                                                                       877,035.97

7.   Aggregate Net Losses on all Liquidated
     Receivables (Life-To-Date)                                    577                                              5,094,435.89

8.   Weighted Average Contract Rate of
     all Outstanding Contracts                                                                                            8.991%

9.   Weighted Average Remaining Term to
     Maturity of all Outstanding Contracts                                                                               104.908
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                                  Page 3 of 4
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
              TRIGGER ANALYSIS
---------------------------------------------

1.  (A)  AVERAGE 60+ DELINQUENCY PERCENTAGE                      2.111%
    (B)  DELINQUENCY PERCENTAGE TRIGGER IN EFFECT ?                                NO

2.  (A)  AVERAGE NET LOSS RATIO                                  0.008%
    (B)  NET LOSS RATIO TRIGGER IN EFFECT ?                                        NO
    (C)  NET LOSS RATIO (USING ENDING POOL BALANCE)              0.021%

3.  (A) SERVICER REPLACEMENT PERCENTAGE -0.042%
    (B) SERVICER REPLACEMENT TRIGGER IN EFFECT ?                                   NO



               MISCELLANEOUS
---------------------------------------------

1.   Monthly Servicing Fees 15,997.40

2.   Servicer Advances 33,285.51

3.   (a)  Opening Balance of the Reserve Account                                                                   5,325,240.59
     (b)  Deposits to the Reserve Account                                                    34,014.77
     (c)  Investment Earnings in the Reserve Account                                            248.65
     (d)  Distribution from the Reserve Account                                             (34,263.42)
     (e)  Ending Balance of the Reserve Account                                                                    5,325,240.59

4.   Specified Reserve Account Balance                                                                             5,325,240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                     3,947.34
     (b)  Deposits to the Pay-Ahead Account
          from the Collection Account                                                         2,930.45
     (c)  Investment Earnings in the Pay-Ahead Account                                            2.77
     (d)  Transfers from the Pay-Ahead Account
          to the Collection Account                                                          (2,039.85)
     (e)  Ending Balance in the Pay-Ahead Account                                                                      4,840.71




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